Exhibit 99.1

SolarEdge Announces Closure of Energy Storage Division

MILPITAS, California., November 27, 2024 – SolarEdge Technologies, Inc. (“SolarEdge” or the “Company”) (NASDAQ: SEDG), a global leader in smart energy technology, announced today that as part of its focus on its core solar activities, it will cease all activities of its Energy Storage division. This decision will result in a workforce reduction of approximately 500 employees, most of whom are in South Korea. The expected quarterly operating expenses savings due to the closure are approximately $7.5 million with the full run rate expected to be achieved by the second half of 2025. The Company intends to sell the assets related to the storage division activities including its manufacturing facilities for battery cells and packs. This does not impact the solar business sale of batteries for residential and C&I markets.

Ronen Faier, Interim Chief Executive Officer of SolarEdge, said: "The decision to close our Energy Storage division was the result of a thoughtful analysis of our portfolio of businesses and product lines, industry trends, and the competitive environment. The measures also represent continued execution of two of our main priorities: financial stability through cost reduction, return to cash flow positivity and profitability; and focus on our core business lines of solar, PV-attached storage and energy management capabilities. I wish to thank our Energy Storage division employees for all of their efforts in building this business”

The Company has filed a Form 8-K at www.sec.gov with additional detail.

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About SolarEdge

SolarEdge is a global leader in smart energy technology. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by the PV system. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries and grid services solutions. Visit us at: solaredge.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: our restructuring plan, our workforce reduction initiative, possible or assumed future results of operations; future demands for solar energy solutions; business strategies; industry and regulatory environment; general economic conditions; potential growth opportunities; cancellations and pushouts of existing backlog; installation rates; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, our ability to deliver on our restructuring plan and efforts and workforce reduction initiative; our future cash payments associated with these initiatives; potential future impairment charges; future demand for renewable energy including solar energy solutions; changes, elimination or expiration of government subsidies and economic incentives for on-grid solar energy applications; changes in the U.S. trade environment; federal, state, and local regulations governing the electric utility industry with respect to solar energy; changes in tax laws, tax treaties, and regulations or the interpretation of them, including the Inflation Reduction Act; the retail price of electricity derived from the utility grid or alternative energy sources; interest rates and supply of capital in the global financial markets in general and in the solar market specifically; competition, including introductions of power optimizer, inverter and solar photovoltaic system monitoring products by our competitors; developments in alternative technologies or improvements in distributed solar energy generation; historic cyclicality of the solar industry; product quality or performance problems in our products; our ability to forecast demand for our products accurately and to match production to such demand as well as our customers’ ability to forecast demand based on inventory levels; our dependence upon a small number of outside contract manufacturers and limited or single source suppliers; capacity constraints, delivery schedules, manufacturing yields, and costs of our contract manufacturers and availability of components; delays, disruptions, and quality control problems in manufacturing; existing and future responses to and effects of pandemics, epidemics, or other health crises; disruption in our global supply chain and rising prices of oil and raw materials as a result of various conflicts, including the evolving state of war in Israel; our customers’ financial stability and our ability to retain customers; our ability to retain key personnel and attract additional qualified personnel; our ability to manage effectively the growth of our organization and expansion into new markets and integration of acquired businesses; unrest and terrorism; macroeconomic conditions in our domestic and international markets, as well as inflation concerns, financial institutions instability, rising interest rates,  and recessionary concerns; consolidation in the solar industry among our customers and distributors; cyber incidents; and other matters discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 26, 2024 and our quarterly reports filed on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this press release is as of the date of this press release.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or changes in its expectations or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Press Contact
SolarEdge Technologies, Inc.
Lily Salkin Global Public and Media Relations Manager
Lily.salkin@solaredge.com

Investor Contact
SolarEdge Technologies, Inc.
JB Lowe, Head of Investor Relations
investors@solaredge.com